EX-23                                              CONSENT OF ACCOUNTANTS


              David L. Shorey, Certified Public Accountants
                                Tucson, AZ



November 19, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Arizona Aircraft Spares - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report Arizona Aircraft Spares's Form 8-K/A filed on September 19, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,


 /s/  David L. Shorey
David L. Shorey, CPA